Filed Pursuant to Rule 424(b)(5)

Registration No. 333-256911

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 22, 2021)

LIFEMD, INC.

3,333,334 Shares of Common Stock

We are offering for sale 3,333,334 shares of our common stock. The number of shares sold in this offering and the public offering price will be determined through negotiation between us and the underwriters in the offering. We have granted the underwriters an option to purchase up to an additional 500,000 shares of common stock within 30 days from the date of this prospectus supplement.

Our common stock is listed on the Nasdaq Global Market under the symbol “LFMD.” On September 27, 2021, the last reported sale price of our common stock on the Nasdaq Global Market was $6.84 per share.

B. Riley Securities, Inc. (and/or its affiliates) has indicated an interest in purchasing up to approximately $5,000,000 of shares of our common stock at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, less or no shares in this offering to B. Riley Securities, Inc. (and/or its affiliates), or B. Riley Securities, Inc. (and/or its affiliates) may determine to purchase more, less or no shares in this offering.

Investing in our common stock involves risks. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page S-8 of this prospectus supplement under the caption “Risk Factors” and our most recent Annual Report on Form 10-K or Quarterly Reports on Form 10-Q, each of which has been filed with the Securities and Exchange Commission and are hereby incorporated by reference in this prospectus supplement and the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total (1)
Public offering price	$6.00	$20,000,004.00
Underwriting discount(2)	$0.36	$1,200,000.24
Proceeds to us, before expenses and fees(2)	$5.64	$18,800,003.76

(1)	Assumes no exercise of the underwriters’ option described above.

(2)	See “Underwriting” for a description of all underwriting compensation payable in connection with this offering.

B. Riley Securities, Inc. has agreed to rebate any compensation owed by the Company in connection with its and/or its affiliates’ indication of interest to purchase approximately $5,000,000 of shares of common stock. Proceeds to the Company after the underwriting discount and adjustment pursuant to the rebate, before the debt repayment, expenses and fees, would be $5.73 per share and approximately $19,100,003.74 in total.

The underwriters expect to deliver the shares of common stock on or about October 4, 2021.

Sole Book-Running Manager

B. Riley Securities

The date of this prospectus supplement is September 28, 2021.

TABLE OF CONTENTS

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying base prospectus, including the documents incorporated by reference therein, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying base prospectus.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or with any document incorporated by reference therein that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include important information about us, the securities being offered and other information you should know before investing in our securities. You should read the entire prospectus supplement and the accompanying base prospectus carefully, including the “Risk Factors” contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying base prospectus, before making an investment decision. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” as well as any free writing prospectus provided in connection with this offering.

You should rely only on this prospectus supplement, the accompanying base prospectus, and any free writing prospectus provided in connection with this offering and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus provided in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, or any free writing prospectus provided in connection with this offering is accurate as of any date other than as of the date of this prospectus supplement, the accompanying base prospectus, or such free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Any industry and market data and other statistical information contained in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference herein or therein are based on management’s estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. None of the independent industry publications used in this prospectus supplement, the accompanying base prospectus or the documents we incorporate by reference herein or therein, if any, were prepared on our or our affiliates’ behalf and none of the sources cited by us consented to the inclusion of any data from its reports, nor have we sought their consent.

When we refer to “LifeMD,” “we,” “our,” “us” and the “Company” in this prospectus, we mean LifeMD, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

S-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the documents that we incorporate by reference and any free writing prospectuses that we may authorize for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intend,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “predict,” “potential,” “continue,” “likely,” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, those noted in the “Risk Factors” section of this prospectus supplement, the accompanying base prospectus or free writing prospectus, and those included in the documents that we incorporate by reference herein and therein.

New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to:

●	changes in the market acceptance of our products;
●	increased levels of competition;
●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;
●	our ability to successfully commercialize our products on a large enough scale to generate profitable operations;
●	our ability to maintain and develop relationships with customers and suppliers;
●	our ability to quickly and effectively respond to new technological developments;
●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on our proprietary rights;
●	our ability to successfully integrate acquired businesses or new brands;
●	the impact of competitive products and pricing;
●	supply constraints or difficulties;
●	general economic and business conditions;
●	business interruptions resulting from geo-political actions, including war, and terrorism or disease outbreaks (such as COVID-19);
●	our ability to continue as a going concern;
●	our need to raise additional funds in the future;
●	our ability to successfully recruit and retain qualified personnel;
●	our ability to successfully implement our business plan;
●	our ability to successfully acquire, develop or commercialize new products and equipment;
●	being able to scale our telehealth platform built to improve the experience and medical care provided to patients across the country;
●	intellectual property claims brought by third parties; and
●	the impact of any industry regulation.

In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance, and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the filing of this prospectus supplement, the accompanying base prospectus or free writing prospectus, or documents incorporated by reference herein and therein, that include forward-looking statements.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. This summary does not contain all of the information that you should consider before deciding whether to invest in our common stock. You should carefully read this entire prospectus supplement, including the information under the heading “Risk Factors,” and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus, which are described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus supplement or the accompanying base prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of when this prospectus supplement is delivered or when any sale of our securities occurs.

Business Overview and Strategy

LifeMD is a direct-to-patient telehealth company that provides a smarter, cost-effective and convenient way for a provider’s patients to access affordable and convenient medical treatment from licensed providers and, when appropriate, prescription medications and over-the-counter products delivered directly to the patient’s home.. We believe the traditional model of visiting a doctor’s office, receiving a physical prescription, visiting a local pharmacy, and returning to see a doctor for follow up care or prescription refills is inefficient, costly to patients, and discourages many patients from seeking much needed medical care. The U.S. healthcare system is undergoing a paradigm shift, thanks to new technologies and the emergence of direct-to-patient healthcare. Direct-to-patient telemedicine companies, like our company, connect consumers to licensed healthcare professionals for care across numerous indications, including concierge care, men’s sexual health and dermatology, among others.

Our telemedicine platform helps patients access their licensed providers for diagnoses, virtual care, and prescription medications, often delivered on a recurring basis. In addition to our telemedicine technology offerings, we sell hair loss treatments and other over-the-counter products. Many of our products are available on a subscription or membership basis, where a patient can subscribe to receive regular shipments of prescribed medications or over-the-counter products. This creates convenience and often discounted pricing opportunities for patients and recurring revenue streams for us. Our customer acquisition strategy combines strategic brand-building media placements and direct response advertising methods across highly scalable marketing channels (i.e., national TV, streaming TV, streaming audio, podcast, print, magazines, online search, social media, and digital).

Since inception, we have helped more than 360,000 customers and patients, providing them greater access to high-quality, convenient, and affordable care in all 50 states. Our telemedicine technology revenue increased 169% in the first half 2021 vs. the prior year and 208% in 2020 vs. the prior year. Total revenue from recurring subscriptions as of the second quarter of 2021 was approximately 90%. In addition to our telehealth technology business, we own 85.6% of PDFSimpli, a rapidly growing SaaS platform for converting, signing, editing and sharing PDF documents. This business had revenue growth of 345% in the first half of 2021 vs. the prior year and 165% year over year growth in 2020, with recurring revenue of 100%.

Many people can relate to the hassle and inconvenience of seeking medical care. We believe that telemedicine platforms like ours will fundamentally shift how a provider’s patients access healthcare in the U.S., by necessity and by preference. With the average wait time to see a physician in the U.S. now at greater than 29 days, according to a 2018 Merritt Hawkins Survey, and the U.S. projected to have a significant shortfall of licensed physicians by 2030, we believe the U.S. healthcare infrastructure must change to accommodate patients. Timely and convenient access to healthcare and prescription medications is a critical factor in improving quality of care and patient outcomes. Our mission is to radically change healthcare with our portfolio of direct-to-patient telemedicine technology brands that encompass on-demand medical treatment, online pharmacy and over-the-counter products. We want our brands to be top-of-mind for consumers considering telehealth.

S-3

In the United States, healthcare spending is currently $4.0 trillion and is expected to grow to $6.2 trillion by 2028, according to the Centers for Medicare and Medicaid Services. Physician services and prescription medications account for approximately 30% of healthcare spending, or over $1 trillion annually, and we believe that we have the infrastructure, medical expertise, and technical know-how to shift a substantial portion of this market to an online, virtual format. Our telemedicine platforms are fast and convenient, and we believe the adoption of our services has increased rapidly because of these features, including lower out-of-pocket costs for a provider’s patients and the satisfaction of a simple healthcare process. We believe the opportunities are immense and that we are well positioned to capitalize on these large scale economic shifts in healthcare.

We believe that brand innovation, customer acquisition and service excellence form the heart of our business. As is exemplified with our first brand, Shapiro MD, we have built a full line of proprietary OTC products for male and female hair loss, FDA approved OTC minoxidil, an FDA-cleared medical device, and now a personalized telemedicine platform offering that gives consumers access to virtual medical treatment from their providers and, when appropriate, a full line of oral and topical prescription medications for hair loss. Our men’s brand, Rex MD, offers access to provider-based treatment through telehealth for men’s health conditions, currently providing prescription medications and OTC products for chronic conditions such as sexual health and hair loss. Rex MD has recently expanded its services to provide access to primary care and will soon offer treatments for additional chronic indications present in men’s health. We have built a platform that allows us to efficiently aid the provision of telehealth and provide wellness product lines wherever we determine there is a market need. Our platform is supported by a driven team of digital marketing and branding experts, data analysts, designers, and engineers focused on building enduring brands.

Our Brand Portfolio

We have built a strategic portfolio of wholly-owned telemedicine platform brands that address large unmet needs in men’s health, hair loss and dermatology. LifeMD is also preparing to offer administrative support to various professional entities that will provide a direct concierge medicine offering to patients under the LifeMD brand. We continue to scale our offerings in a calculated manner, ensuring that each brand or indication we launch will enhance current and future patients’ experiences with our platform.

Our process across each brand and condition that we treat is to guide the provider’s patient through an intake process and product selection, after which a licensed U.S. physician within our contracted network conducts a virtual consultation and, if appropriate, prescribes necessary prescription medications and/or recommends over-the-counter products. Prescription and over the counter products are filled by pharmacy fulfillment partners and shipped directly to the patient. The number of patients and customers we serve across the nation continues to increase at a robust pace, with more than 360,000 individuals having purchased our products and services to date.

Hair Loss: Shapiro MD

Launched in 2017, Shapiro MD offers access to virtual medical treatment, prescription medications, patented over-the-counter products, and an FDA approved medical device for male and female hair loss through our telemedicine platform. Shapiro MD has emerged as a leading destination for hair loss treatment across the U.S. and has had approximately 200,000 customers and patients since inception. In Q1 2021, Shapiro MD greatly enhanced its offerings for female hair loss treatment with the addition of topical compounded medications to its product portfolio.

On February 21, 2020, ConsumersAdvocate.org ranked ShapiroMD as the third best hair loss treatment provider in the United States, ahead of other household brands such as Bosley, Keeps and Rogaine.

Men’s Health: Rex MD

Launched in 2019, Rex MD is a men’s telehealth platform brand offering access to virtual medical treatment from licensed providers for a variety of men’s health needs. After consultation with a physician, if appropriate, we dispense and ship prescription medications and over-the-counter products directly to a provider’s patients. Since our initial launch in the erectile dysfunction treatment market, we have expanded our offerings to cover categories such as sexual health and hair loss in the first quarter of 2021. We intend to continue expanding our offerings to cover many other chronic indications present in the men’s health market. To date Rex has treated over 160,000 patients. Our vision for Rex MD is to become a leading telehealth destination for men.

S-4

Dermatology: Nava MD

Launched at the end of the first quarter of 2021, Nava MD is a female-oriented tele-dermatology and skincare brand that will offer access to virtual medical treatment from dermatologists and other providers, and, if appropriate, prescription oral and compounded topical medications to treat many common dermatological conditions. In addition to the brand’s telemedicine platform offerings, Nava MD’s proprietary products leverage intellectual property and proprietary formulations licensed from Restorsea, a leading medical grade skincare technology platform.

Restorsea’s clinically proven skincare technology platform is the result of more than $50 million invested in R&D and intellectual property development and has received 35 patents along with broad industry and academic acclaim, with its breakthrough clinical results having been published in the peer-reviewed Journal of Drugs in Dermatology and Journal of Clinical and Aesthetic Dermatology. Nava MD will be one of the first direct-to-consumer product lines to offer this advanced skincare technology. Nava MD will be positioned as an online skincare and telehealth platform brand that will offer access to tele-dermatology services to a provider’s patients in 47 states.

Immune Health: iNR Wellness MD

Launched in 2018, iNR Wellness MD is a supplement for immune and digestive support. The iNR Wellness product line is a daily nutritional supplement that contains yeast, oat, and mushroom beta glucans.

Majority Owned Subsidiary: PDFSimpli

PDFSimpli is an online software-as-a-service (SAAS) platform that allows users to create, edit, convert, sign and share PDF documents. PDFSimpli was acquired through the purchase of 51% of the membership interests of LegalSimpli Software, LLC, a Puerto Rico limited liability company, which operates a marketing-driven software solutions business. As of December 30, 2020, PDFSimpli was ranked in the top 4,339 websites globally, in which it was also ranked in the top 1,200 for specific countries with more than 9.5 million registrants globally. Since its launch, PDFSimpli has converted or edited over 9 terabytes of documents for customers from the legal, financial, real-estate and academic sectors. PDFSimpli had over 127,000 active subscriptions as of June 30, 2021.

Corporate Information

LifeMD, Inc. was formed in the State of Delaware on June 21, 1994, under its prior name, Immudyne, Inc. The Company changed its name to Conversion Labs, Inc. on June 15, 2018 and then subsequently, on February 18, 2021, it changed its name to LifeMD, Inc. Effective February 22, 2021, the trading symbol for the Company’s common stock, par value $0.01 per share on The Nasdaq Stock Market LLC changed from “CVLB” to “LFMD”.

On April 1, 2016, the original operating agreement of Immudyne PR LLC (“Immudyne PR”), a joint venture to market the Company’s skincare products, was amended and restated and the Company increased its ownership and voting interest in Immudyne PR to 78.2%. Concurrent with the name change of the parent company to Conversion Labs, Inc., Immudyne PR was renamed to Conversion Labs PR LLC. On April 25, 2019, the operating agreement of Conversion Labs PR was amended and restated in its entirety to increase the Company’s ownership and voting interest in Conversion Labs PR to 100%. On February 22, 2021, concurrent with the name of the parent company to LifeMD, Inc., Conversion Labs PR LLC was renamed to LifeMD PR, LLC.

Our principal executive offices are located at 800 Third Avenue, Suite 2800, New York, NY 10022 and our telephone number is (855) 743-6478. Our corporate website address is www.lifemd.com. Information contained on our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

S-5

THE OFFERING

Issuer	LifeMD, Inc.

Common stock offered	3,333,334 shares of common stock, par value $0.01 per share (or 3,833,334 shares if the underwriters exercise their option to purchase additional shares in full).

Option to purchase additional shares	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 500,000 shares of common stock.

Shares of common stock outstanding before this offering	26,759,935

Use of proceeds	We intend to use the net proceeds from this offering to repay approximately $5 million of the indebtedness owed under the securities purchase agreement that we entered into on June 1, 2021 with B. Riley Principal Investments (the “Securities Purchase Agreement”) and for working capital and general corporate purposes, which may include new patient customer acquisition expenses and capital expenditures. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Conflicts of interest	As described in “Use of Proceeds,” we intend to use the net proceeds from this offering towards the repayment of approximately $5 million of the indebtedness owed under the Securities Purchase Agreement. B. Riley Principal Investments, an affiliate of B. Riley Securities, Inc., is the holder of the debenture issued under the Securities Purchase Agreement. Because B. Riley Principal Investments is expected to receive 5% or more of the net proceeds of this offering, not including underwriting compensation, B. Riley Securities, Inc., an underwriter participating in this offering, is deemed to have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. or Rule 5121. In accordance with Rule 5121, B. Riley Securities, Inc. will not confirm sales to discretionary accounts without the prior written approval of the customer. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the securities offered have a “bona fide public market” within the meaning of FINRA Rule 5121(f)(3). See “Underwriting (Conflicts of Interest)” for more information.

Risk factors	An investment in the common stock involves risks. You should carefully consider the discussion of risks in “Risk Factors” in this prospectus supplement and the other information included in or incorporated by reference in this prospectus supplement and the accompanying base prospectus before making an investment decision.

Nasdaq symbol for our common stock	LFMD

S-6

The number of shares of our common stock outstanding before and after this offering is based on 26,759,935 shares of common stock outstanding as of September 24, 2021 and excludes, as of that date:

●	4,277,400 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $6.95 per share;

●	3,888,437 shares of common stock issuable upon vesting of outstanding warrants with a weighted-average exercise price of $5.57 per share;

●	1,076,923 shares reserved for future issuance upon conversion of Series B Convertible Preferred Stock;

●	707,375 shares of outstanding and exercisable Restricted Stock Units with a weighted-average exercise price of $12.73 per share; and

●	up to an aggregate of 615,250 shares of common stock reserved for future issuance under our 2020 Stock Incentive Plan.

Unless otherwise noted, the information in this prospectus supplement reflects and assumes no exercise of outstanding options and warrants.

In addition, the number of shares of our common stock to be outstanding immediately after this offering as shown above does not include the $60 million of shares of our common stock that remain available for sale as of June 30, 2021 under the At Market Issuance Sales Agreement (the “Sales Agreement”) dated June 8, 2021, with B. Riley Securities, Inc. and Cantor Fitzgerald & Co. Between June 30, 2021 and the date of this prospectus supplement, we sold 70,786 shares of our common stock under the Sales Agreement.

B. Riley Securities, Inc. (and/or its affiliates) has indicated an interest in purchasing up to approximately $5,000,000 of shares of our common stock at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, less or no shares in this offering to B. Riley Securities, Inc. (and/or its affiliates), or B. Riley Securities, Inc. (and/or its affiliates) may determine to purchase more, less or no shares in this offering.

S-7

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully read and consider the specific risks discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as filed with the SEC, which are incorporated in this prospectus supplement and the accompanying base prospectus, before making a decision to invest in our common stock by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any free writing prospectus that we may authorize for use in connection with this offering. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the market value and/or trading price, as applicable, of our securities could decline, and you might lose all or part of your investment.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use approximately $5 million of the net proceeds of this offering towards repayment of our indebtedness. See “Use of Proceeds.” Other than the repayment of a certain portion of our indebtedness, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

If you purchase shares of our common stock in this offering, you will suffer immediate dilution of your investment.

If you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution in the as adjusted net tangible book value of the common stock that you purchase of $5.73 per share as of June 30, 2021, based on the public offering price of $6.00 per share, because the price that you pay will be substantially greater than the net tangible book value per share of the shares you acquire. The exercise of outstanding stock options and warrants and the settlement of outstanding restricted stock units may result in further dilution of your investment. See “Dilution.”

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, pursuant to the Sales Agreement, we may issue and sell from time to time shares of our common stock, in an aggregate amount not to exceed $60 million. As of the date of this prospectus supplement, approximately $59.5 million of common stock remains available for sale under the Sales Agreement. To the extent that we sell additional shares of our common stock pursuant to the Sales Agreement subsequent to this offering, investors purchasing securities in this offering could experience further dilution.

S-8

USE OF PROCEEDS

The net proceeds from the sale of the common stock in this offering, after deducting the underwriting discount, the debt repayment and other estimated expenses of this offering payable by us, are estimated to be approximately $13.6 million (approximately $16.4 million if the underwriters’ option to purchase up to 500,000 additional shares of common stock is exercised in full).

We intend to use the net proceeds from this offering to repay approximately $5 million of the indebtedness owed under the Securities Purchase Agreement with B. Riley Principal Investments, and for general corporate purposes including, but not limited to, new customer acquisition expenses and capital expenditures. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities and/or savings accounts. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities and/or savings accounts.

S-9

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2021:

●	on an actual basis; and

●	on an as-adjusted basis to give effect to the sale of 3,333,334 shares of common stock us in this offering (assuming no exercise of the underwriters’ option to purchase additional shares of common stock) at the public offering price of $6.00 per share, and after deducting the underwriting discount, the debt repayment and estimated offering expenses payable by us.

	As of June 30, 2021
	Actual	As Adjusted
Cash	$17,414,237	$30,979,241
Notes payable, net	$438,234	$438,234
Long-term debt	15,000,000	10,000,000
Debt discount	(5,748,151)	(3,832,101)
Total Debt	$9,690,083	$6,606,133
Mezzanine Equity
Series B Preferred Stock, $0.0001 per value; 5,000 shares authorized, 3,500 (actual) and 3,500 (as adjusted) shares issued and outstanding, liquidation value approximately, $1,109 per share as of June 30, 2021	$3,881,452	$3,881,452
Stockholders’ (Deficit) Equity
Common stock, $0.01 par value; 100,000,000 shares authorized, 26,635,840 shares issued (actual), 26,532,800 outstanding (actual), 29,969,174 shares issued (as adjusted), 29,866,134 outstanding (as adjusted), as of June 30, 2021	$266,359	$299,692
Additional paid-in capital	101,450,858	119,982,529
Accumulated deficit	(108,584,988)	(110,501,038)
Treasury stock, 103,040 shares, at cost	(163,701)	(163,701)
Total LifeMD, Inc. Stockholders’ (Deficit) Equity	$(7,031,472)	9,617,482
Non-controlling interest	(1,001,869)	(1,001,869)
Total Stockholders’ Deficit	$(8,033,341)	8,615,613
Capitalization	$5,538,194	$19,103,198

The number of shares of our common stock issued and outstanding actual and as adjusted in the table above excludes, as of June 30, 2021:

●	4,013,400 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $6.75 per share;

●	3,984,787 shares of common stock issuable upon vesting of outstanding warrants with a weighted-average exercise price of $5.48 per share;

●	1,076,923 shares reserved for future issuance upon conversion of Series B Convertible Preferred Stock;

●	664,375 shares of outstanding and exercisable Restricted Stock Units with a weighted-average exercise price of $12.91 per share; and

●	up to an aggregate of 971,750 shares of common stock reserved for future issuance under our 2020 Stock Incentive Plan.

You should read this table in conjunction with “Use of Proceeds” as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, incorporated by reference into this prospectus supplement and the accompanying base prospectus from our Annual Report on Form 10-K for the year ended December 31, 2020, and our subsequent Quarterly Reports on Form 10-Q, and incorporated by reference herein and therein.

S-10

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is total tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the price per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of June 30, 2021 was approximately $(5.6) million, or $(0.21) per share.

After giving effect to the sale of our common stock at an offering price of $6.00 per share, and after deducting commissions and estimated aggregate offering expenses payable by us and repayment of debt, our net tangible book value as of June 30, 2021 would have been $11.0 million, or $0.37 per share of common stock. This represents an immediate increase in the net tangible book value of $0.58 per share to our existing stockholders and an immediate dilution in net tangible book value of $5.63 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$6.00
Net tangible book value per share as of June 30, 2021	$(0.21)
Increase in net tangible book value per share attributable to this offering	$0.58
As adjusted net tangible book value per share as of June 30, 2021, after giving effect to this offering		$0.37
Dilution per share to new investors purchasing shares in this offering		$5.63

The above discussion and table are based on 26,532,800 shares of our common stock issued and outstanding as of June 30, 2021, and exclude the following, all as of June 30, 2021:

●	4,013,400 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $6.75 per share;

●	3,984,787 shares of common stock issuable upon vesting of outstanding warrants with a weighted-average exercise price of $5.48 per share;

●	1,076,923 shares reserved for future issuance upon conversion of Series B Convertible Preferred Stock;

●	664,375 shares of outstanding and exercisable Restricted Stock Units with a weighted-average exercise price of $12.91 per share; and

●	up to an aggregate of 971,750 shares of common stock reserved for future issuance under our 2020 Stock Incentive Plan.

To the extent that options or warrants outstanding as of June 30, 2021 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, including for potential acquisition or in-licensing opportunities, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

In addition, the number of shares of our common stock to be outstanding immediately after this offering as shown above does not include the $60 million of shares of our common stock that remain available for sale as of June 30, 2021 under the Sales Agreement. Between June 30, 2021 and the date of this prospectus supplement, we sold 70,786 shares of our common stock under the Sales Agreement.

S-11

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock and certain provisions of our certificate of incorporation, as amended, and bylaws are summaries and are qualified by reference to our certificate of incorporation, as amended, and our bylaws.

Our authorized capital stock consists of 100,000,000 shares, all with a par value of $0.01 per share, 95,000,000 of which are designated as common stock and 5,000,000 of which are designated as preferred stock.

As of September 24, 2021, we had 304 holders of record of our common stock, which excludes stockholders whose shares were held in nominee or street name by brokers. The actual number of common stockholders is greater than the number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of our common stock will have no preemptive or conversion rights or other subscription rights. There will be no redemption or sinking fund provisions applicable to our common stock.

As of September 24, 2021, we had 26,759,935 shares of our common stock outstanding.

Preferred Stock

Pursuant to the terms of our certificate of incorporation, our board of directors has the authority to issue preferred stock in one or more series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion right, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

On August 27, 2020, the board of directors established our Series B Preferred Stock that consists of 5,000 shares. The shares of Series B Preferred Stock have a stated value of $1,000 per share and are convertible into Common Stock at the election of the holder of the Series B Preferred Stock, at a price of $3.25 per share, subject to adjustment. Each holder of Series B Preferred Stock shall be entitled to receive, with respect to each share of Series B Preferred Stock then outstanding and held by such holder, dividends at the rate of thirteen percent (13%) per annum.

The issuance of shares of preferred stock may decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

As of September 24, 2021, there were 3,500 shares of preferred stock outstanding.

Stock Options

As of September 24, 2021, we had outstanding options to acquire 4,277,400 shares of our common stock, having a weighted-average exercise price of $6.95 per share.

S-12

Warrants

As of September 23, 2021, we had outstanding warrants to purchase an aggregate of 3,888,437 shares of our common stock, having a weighted-average exercise price of $5.57 per share.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

The following is a summary of certain provisions of Delaware law, our Certificate of Incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our Certificate of Incorporation and bylaws.

Effect of Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, subject to certain exceptions.

Section 203 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Our Charter Documents. Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock. One of the effects of the existence of authorized but unissued common stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

S-13

Cumulative Voting. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Special Meeting of Stockholders and Stockholder Action by Written Consent. A special meeting of stockholders may only be called by our president, chief executive officer, chairman of the board of directors, board of directors or such officers or other persons as our board may designate at any time and for any purpose or purposes as shall be stated in the notice of the meeting. A special meeting of stockholders may also be called by the Chairman of the Board of Directors upon written notice of demand by the President of the Corporation or the holder(s) of at least 25% of the outstanding voting shares of the Corporation.

Indemnification of Officers and Directors. The Company shall indemnify its officers and directors under the circumstances and to the full extent permitted by law. A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL for unlawful payment of dividends or improper redemption of stock, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL, as amended. Any repeal or modification of this paragraph by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Worldwide Stock Transfer, LLC, One University Plaza, Suite 505, Hackensack, NJ 07601.

Stock Market Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “LFMD.”

S-14

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in the underwriting between us and B. Riley Securities, Inc., as representative of the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, at the public offering price less the underwriting discount and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed opposite its name below.

Name	Number of Shares
B. Riley Securities, Inc.	3,333,334

Total	3,333,334

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Option to Purchase Additional Shares

We have granted the underwriters an option to purchase up to 500,000 additional shares of common stock from us. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Discounts, Commissions and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.216 per share of common stock. After the offering, if all of the shares of common stock are not sold at the public offering price, the public offering price and concession may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover of this prospectus supplement.

S-15

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The following table shows the per share and total underwriting discount and commissions to be paid to the underwriters in connection with this offering, assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares:

	Per Share	No Exercise	Full Exercise
Public offering price	$6.00	$20,000,004.00	$23,000,004.00
Underwriting discount and commissions	$0.36	$1,200,000.24	$1,380,000.24
Proceeds to us, before expenses	$5.64	$18,800,003.76	$21,620,003.76

We estimate that the total fees and expenses payable by us in connection with this offering, excluding underwriting discount and commissions referred to above, will be approximately $235,000. We have agreed to reimburse the underwriters for certain expenses incurred by them in connection with the offering, in an amount not to exceed $100,000, which is included in total fees and expenses payable by us.

B. Riley Securities, Inc. (and/or its affiliates) has indicated an interest in purchasing up to approximately $5,000,000 of shares of our common stock at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, less or no shares in this offering to B. Riley Securities, Inc. (and/or its affiliates), or B. Riley Securities, Inc. (and/or its affiliates) may determine to purchase more, less or no shares in this offering.

B. Riley Securities, Inc. has agreed to rebate any compensation owed by the Company in connection with its and/or its affiliates’ indication of interest to purchase approximately $5,000,000 of shares of common stock. Proceeds to the Company after the underwriting discount and adjustment pursuant to the rebate, before the debt repayment, expenses and fees, would be $5.73 per share and approximately $19,100,003.74 in total.

Indemnification of Underwriters

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “LFMD.”

No Sales of Similar Securities

We have agreed that we will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Act relating to, any securities of the Company that are substantially similar to the common stock, including but not limited to any options or warrants to purchase shares of common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise in each case without the prior written consent of the representatives for a period of 90 days after the date of this prospectus supplement, subject to certain exclusions, including, among others (1) the shares of our common stock to be sold in this offering and (2) the issuance of shares of our common stock pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of the Purchase Agreement.

Our directors and executive officers have agreed, subject to certain exceptions, that, without the prior written consent of the representatives on behalf of the underwriters, they will not, during the period ending 90 days after the date of this prospectus supplement:

●	offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive common stock whether now owned or hereafter acquired;

●	enter into any hedge, swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive common stock whether now owned or hereafter acquired;

S-16

●	make any demand for or exercise any right with respect to the registration of any common stock or any security convertible into or exercisable or exchangeable for common stock; or

●	publicly disclose the intention to do any of the foregoing.

The restrictions described in the immediately preceding paragraph contained in the lock-up agreements with our directors and executive officers do not apply, subject to certain conditions and limitations, to certain transactions, including transfers or dispositions of such securities:

●	as a bona fide gift or gifts;

●	to any immediate family member of the holder or to any trust for the direct or indirect benefit of the holder or the immediate family of the holder;

●	if the holder is a corporation, partnership, limited liability company, trust or other business entity, to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate of the holder;

●	if the holder is a corporation, partnership, limited liability company, trust or other business entity, as part of a distribution of common stock or any security convertible into or exercisable for common stock to limited partners, limited liability company members or stockholders of the holder;

●	if the holder is a trust, to the beneficiary of such trust;

●	by testate succession or intestate succession;

●	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under any of the foregoing exceptions;

●	by operation of law or by an order of a court or regulatory agency, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

●	in connection with the exercise of stock options granted pursuant to our equity incentive plans or warrants or other rights to acquire shares of common stock, or any security convertible into or exercisable for shares of common stock in accordance with their terms (including the vesting or settlement of restricted stock units);

●	to satisfy tax withholding or cashless exercise obligations of the holder in connection with the vesting, settlement or exercise of equity awards outstanding as of the date of the final prospectus supplement for this offering by the holder pursuant to our equity incentive plans;

●	pursuant to the sale of, or an offer to purchase, all or substantially all of our outstanding common stock, whether pursuant to a merger, tender offer or otherwise; or

●	in connection with the repurchase of the holder’s securities by us pursuant to any contractual arrangement in effect on the date of the underwriting agreement that provides for the repurchase of such securities, or in connection with the termination of the holder’s services to us.

S-17

Price Stabilization, Short Positions and Penalty Bids

The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, the underwriters participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock from us or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares from us through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the shares of common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on The Nasdaq Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. If passive market making is commenced, it may be discontinued at any time.

Conflicts of Interest

As described in “Use of Proceeds,” we intend to use the net proceeds from this offering towards the repayment of approximately $5 million of the indebtedness owed under the Securities Purchase Agreement. B. Riley Principal Investments, an affiliate of B. Riley Securities, Inc., is the holder of the debenture issued under the Securities Purchase Agreement. Because B. Riley Principal Investments is expected to receive 5% or more of the net proceeds of this offering, not including underwriting compensation, B. Riley Securities, Inc., an underwriter participating in this offering, is deemed to have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. or Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the securities offered have a “bona fide public market” within the meaning of FINRA Rule 5121(f)(3). In accordance with Rule 5121, B. Riley Securities, Inc. will not confirm sales to discretionary accounts without the prior written approval of the customer.

S-18

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

It is expected that delivery of the common stock will be made against payment therefor on or about October , 2021, which is the third business day following the date hereof (such settlement cycle being referred to as “T+3”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the common stock prior to the second business day before delivery of the common stock will be required, by virtue of the fact that the common stock initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on each underwriter’s or its affiliates’ websites and any information contained in any other website maintained by any of the underwriters or an affiliate is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. In addition, from time to time, certain of the underwriters and their respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

S-19

European Economic Area

In relation to each member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA;

provided that no such offer of the shares shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

S-20

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Germany

Each person who is in possession of this prospectus supplement is aware of the fact that no German securities prospectus (wertpapierprospekt) within the meaning of the German Securities Prospectus Act (Wertpapier-prospektgesetz, or the Act) of the Federal Republic of Germany has been or will be published with respect to the shares of our common stock. In particular, each underwriter has represented that it has not engaged and has agreed that it will not engage in a public offering in the Federal Republic of Germany within the meaning of the Act with respect to any of the shares of our common stock otherwise than in accordance with the Act and all other applicable legal and regulatory requirements.

Hong Kong

The shares of common stock have not been and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong); and no advertisement, invitation or document relating to the shares have been or will be issued or have been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

S-21

Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728 - 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 - 1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 - 1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 - 1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 - 1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 - 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 - 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

(a)	to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed for or acquired under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

S-22

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification - In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (“CMP Regulations 2018”), unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of the shares of common stock.

United Arab Emirates

This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (“DFSA”), a regulatory authority of the Dubai International Financial Centre (“DIFC”). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The shares of common stock may not be offered to the public in the UAE and/or any of the free zones.

S-23

The shares of common stock may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

France

This prospectus supplement (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).

This prospectus supplement has not been and will not be submitted to the French Autorité des marchés financiers (the “AMF”) for approval in France and accordingly may not and will not be distributed to the public in France.

Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:

1.	the transaction does not require a prospectus to be submitted for approval to the AMF;

2.	persons or entities referred to in Point 2°, Section II of Article L.411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

3.	the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus supplement is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus supplement. This prospectus supplement has been distributed on the understanding that such recipients will only participate in the issue or sale of our common stock for their own account and undertake not to transfer, directly or indirectly, our common stock to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

S-24

LEGAL MATTERS

The validity of the securities offered by us has been passed upon for us by Dorsey & Whitney LLP, New York, New York, and for the underwriters by Duane Morris LLP, New York, New York.

EXPERTS

Friedman LLP, an independent registered public accounting firm, has audited our consolidated balance sheet as of December 31, 2020, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the fiscal year ended December 31, 2020, which report is incorporated by reference in this prospectus supplement. We have incorporated by reference our consolidated financial statements in prospectus supplement and in this registration statement in reliance on the report of Friedman LLP given on their authority as experts in accounting and auditing.

BF Borgers CPA PC, an independent registered public accounting firm, has audited our consolidated balance sheet as of December 31, 2019, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the fiscal year ended December 31, 2019, which report is incorporated by reference in prospectus supplement. We have incorporated by reference our consolidated financial statements in prospectus supplement and in this registration statement in reliance on the report of BF Borgers CPA PC given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, information statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we provide free access to these materials through our website, www.lifemd.com, as soon as reasonably practicable after they are filed with or furnished to the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus supplement and the accompanying base prospectus is part of a registration statement on Form S-3. The SEC allows this filing to “incorporate by reference” information that we previously have filed with the SEC. This means we can disclose important information to you by referring you to other documents that we have filed with the SEC. The information that is incorporated by reference is considered part of this prospectus supplement and the accompanying base prospectus, and information that we file later will automatically update and may supersede this information. For further information about our company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 30, 2021;

●	our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021 filed with the SEC on May 14, 2021 and August 13, 2021;

●	our Current Reports on Form 8-K filed on September 13, 2021, August 4, 2021, July 22, 2021, July 15, 2021, July 2, 2021, June 29, 2021 June 21, 2021, June 16, 2021, June 3, 2021, June 1, 2021, May 19, 2021, April 16, 2021, April 15, 2021, April 6, 2021, February 26, 2021, February 22, 2021, February 12, 2021, February 10, 2021, February 4, 2021, January 28, 2021, January 26, 2021, January 14, 2021, January 14, 2021, and January 11, 2021;

●	our definitive proxy statement filed with the SEC on May 12, 2021; and

S-25

●	the description of the Company’s Common Stock contained in the Company’ Registration Statement on Form 8-A (File No. 001-39785) filed on December 9, 2020, as updated by Exhibit 4.9 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 30, 2021.

In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of this prospectus supplement and prior to the termination of the offering to which this prospectus supplement relates, shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed.

Pursuant to Rule 412 under the Securities Act, any statement contained in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying base prospectus shall be deemed to be modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this prospectus supplement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference into prospectus supplement (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with prospectus supplement:

LifeMD, Inc.

800 Third Avenue, Suite 2800

New York, NY 10022

(855) 743-6478

S-26

PROSPECTUS

LIFEMD, INC.

$150,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; and common stock or preferred stock or debt securities upon the exercise of warrants.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market, under the symbol “LFMD.” On June 21, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $12.21 per share.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 22, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, preferred stock, various series of debt securities or warrants to purchase common stock or preferred stock, either individually or in units, in one or more offerings, with a total value of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “LifeMD,” “the Company,” “the Registrant,” “we,” “us,” “our” and similar terms refer to LifeMD, Inc.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents that we incorporate by reference and any free writing prospectuses that we may authorize for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intend,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “predict,” “potential,” “continue,” “likely,” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, those noted in the “Risk Factors” section of this prospectus and in any applicable prospectus supplement or free writing prospectus, and those included in the documents that we incorporate by reference herein and therein.

New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to:

●	changes in the market acceptance of our products;
●	increased levels of competition;
●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;
●	our relationships with our key customers;
●	our ability to retain and attract senior management and other key employees;
●	our ability to quickly and effectively respond to new technological developments;
●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on our proprietary rights;
●	our ability to successfully commercialize our products on a large enough scale to generate profitable operations;
●	business interruptions resulting from geo-political actions, including war, and terrorism or disease outbreaks (such as the recent outbreak of COVID-19, or the novel coronavirus);
●	our ability to continue as a going concern;
●	our need to raise additional funds in the future;
●	our ability to successfully implement our business plan;
●	being able to scale our telehealth platform built to improve the experience and medical care provided to patients across the country;
●	intellectual property claims brought by third parties; and
●	the impact of any industry regulation.

In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance, and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the filing of this prospectus or any applicable prospectus supplement or free writing prospectus, or documents incorporated by reference herein and therein, that include forward-looking statements.

ii

 PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Business Overview and Strategy

LifeMD is a direct-to-patient telehealth technology company that provides a smarter, cost-effective and convenient way for a provider’s patients to access healthcare. We believe the traditional model of visiting a doctor’s office, receiving a physical prescription, visiting a local pharmacy, and returning to see a doctor for follow up care or prescription refills is inefficient, costly to patients, and discourages many patients from seeking much needed medical care. The U.S. healthcare system is undergoing a paradigm shift, thanks to new technologies and the emergence of direct-to-patient healthcare. Direct-to-patient telemedicine technology companies, like our company, connect consumers to licensed healthcare professionals for care across numerous indications, including concierge care, men’s sexual health and dermatology, among others.

Our telemedicine platform helps patients access their licensed providers for diagnoses, virtual care, and prescription medications, often delivered on a recurring basis. In addition to our telemedicine technology offerings, we sell hair loss treatments and other over-the-counter products. Many of our products are available on a subscription or membership basis, where a patient can subscribe to receive regular shipments of prescribed medications or over-the-counter products. This creates convenience and often discounted pricing opportunities for patients and recurring revenue streams for us. Our customer acquisition strategy combines strategic brand-building media placements and direct response advertising methods across highly scalable marketing channels (i.e., national TV, streaming TV, streaming audio, podcast, print, magazines, online search, social media, and digital).

Since inception, we have helped more than 360,000 customers and patients, providing them greater access to high-quality, convenient, and affordable care in all 50 states. Our telemedicine technology revenue increased 169% in the first half 2021 vs. the prior year and 208% in 2020 vs. the prior year. Total revenue from recurring subscriptions as of the second quarter of 2021 was approximately 90%. In addition to our telehealth technology business, we own 85.6% of PDFSimpli, a rapidly growing SaaS platform for converting, signing, editing and sharing PDF documents. This business had revenue growth of 345% in the first half of 2021 vs. the prior year and 165% year over year growth in 2020, with recurring revenue of 100%.

Many people can relate to the hassle and inconvenience of seeking medical care. We believe that telemedicine platforms like ours will fundamentally shift how a provider’s patients access healthcare in the U.S., by necessity and by preference. With the average wait time to see a physician in the U.S. now at greater than 29 days, according to a 2018 Merritt Hawkins Survey, and the U.S. projected to have a significant shortfall of licensed physicians by 2030, we believe the U.S. healthcare infrastructure must change to accommodate patients. Timely and convenient access to healthcare and prescription medications is a critical factor in improving quality of care and patient outcomes. Our mission is to radically change healthcare with our portfolio of direct-to-patient telemedicine technology brands that encompass on-demand medical treatment, online pharmacy and over-the-counter products. We want our brands to be top-of-mind for consumers considering telehealth.

In the United States, healthcare spending is currently $4.0 trillion and is expected to grow to $6.2 trillion by 2028, according to the Centers for Medicare and Medicaid Services. Physician services and prescription medications account for approximately 30% of healthcare spending, or over $1 trillion annually, and we believe that we have the infrastructure, medical expertise, and technical know-how to shift a substantial portion of this market to an online, virtual format. Our telemedicine platforms are fast and convenient, and we believe the adoption of our services has increased rapidly because of these features, including lower out-of-pocket costs for a provider’s patients and the satisfaction of a simple healthcare process. We believe the opportunities are immense and that we are well positioned to capitalize on these large scale economic shifts in healthcare.

1

We believe that brand innovation, customer acquisition and service excellence form the heart of our business. As is exemplified with our first brand, Shapiro MD, we have built a full line of proprietary OTC products for male and female hair loss, FDA approved OTC minoxidil, an FDA-cleared medical device, and now a personalized telemedicine platform offering that gives consumers access to virtual medical treatment from their providers and, when appropriate, a full line of oral and topical prescription medications for hair loss. Our men’s brand, Rex MD, offers access to provider-based treatment through telehealth for men’s health conditions, currently providing prescription medications and OTC products for chronic conditions such as sexual health and hair loss. Rex MD has recently expanded its services to provide access to primary care and will soon offer treatments for additional chronic indications present in men’s health. We have built a platform that allows us to efficiently aid the provision of telehealth and provide wellness product lines wherever we determine there is a market need. Our platform is supported by a driven team of digital marketing and branding experts, data analysts, designers, and engineers focused on building enduring brands.

Our Brand Portfolio

We have built a strategic portfolio of wholly-owned telemedicine platform brands that address large unmet needs in men’s health, hair loss and dermatology. LifeMD is also preparing to offer administrative support to various professional entities that will provide a direct concierge medicine offering to patients under the LifeMD brand. We continue to scale our offerings in a calculated manner, ensuring that each brand or indication we launch will enhance current and future patients’ experiences with our platform.

Our process across each brand and condition that we treat is to guide the provider’s patient through an intake process and product selection, after which a licensed U.S. physician within our contracted network conducts a virtual consultation and, if appropriate, prescribes necessary prescription medications and/or recommends over-the-counter products. Prescription and over the counter products are filled by pharmacy fulfillment partners and shipped directly to the patient. The number of patients and customers we serve across the nation continues to increase at a robust pace, with more than 360,000 individuals having purchased our products and services to date.

Hair Loss: Shapiro MD

Launched in 2017, Shapiro MD offers access to virtual medical treatment, prescription medications, patented over-the-counter products, and an FDA approved medical device for male and female hair loss through our telemedicine platform. Shapiro MD has emerged as a leading destination for hair loss treatment across the U.S. and has had approximately 200,000 customers and patients since inception. In Q1 2021, Shapiro MD greatly enhanced its offerings for female hair loss treatment with the addition of topical compounded medications to its product portfolio.

On February 21, 2020, ConsumersAdvocate.org ranked ShapiroMD as the third best hair loss treatment provider in the United States, ahead of other household brands such as Bosley, Keeps and Rogaine.

Men’s Health: Rex MD

Launched in 2019, Rex MD is a men’s telehealth platform brand offering access to virtual medical treatment from licensed providers for a variety of men’s health needs. After consultation with a physician, if appropriate, we dispense and ship prescription medications and over-the-counter products directly to a provider’s patients. Since our initial launch in the erectile dysfunction treatment market, we have expanded our offerings to cover categories such as sexual health and hair loss in the first quarter of 2021. We intend to continue expanding our offerings to cover many other chronic indications present in the men’s health market. To date Rex has treated over 160,000 patients. Our vision for Rex MD is to become a leading telehealth destination for men.

Dermatology: Nava MD

Launched at the end of the first quarter of 2021, Nava MD is a female-oriented tele-dermatology and skincare brand that will offer access to virtual medical treatment from dermatologists and other providers, and, if appropriate, prescription oral and compounded topical medications to treat many common dermatological conditions. In addition to the brand’s telemedicine platform offerings, Nava MD’s proprietary products leverage intellectual property and proprietary formulations licensed from Restorsea, a leading medical grade skincare technology platform.

Restorsea’s clinically proven skincare technology platform is the result of more than $50 million invested in R&D and intellectual property development and has received 35 patents along with broad industry and academic acclaim, with its breakthrough clinical results having been published in the peer-reviewed Journal of Drugs in Dermatology and Journal of Clinical and Aesthetic Dermatology. Nava MD will be one of the first direct-to-consumer product lines to offer this advanced skincare technology. Nava MD will be positioned as an online skincare and telehealth platform brand that will offer access to tele-dermatology services to a provider’s patients in 47 states.

Immune Health: iNR Wellness MD

Launched in 2018, iNR Wellness MD is a supplement for immune and digestive support. The iNR Wellness product line is a daily nutritional supplement that contains yeast, oat, and mushroom beta glucans.

2

Majority Owned Subsidiary: PDFSimpli

PDFSimpli is an online software-as-a-service (SAAS) platform that allows users to create, edit, convert, sign and share PDF documents. PDFSimpli was acquired through the purchase of 51% of the membership interests of LegalSimpli Software, LLC, a Puerto Rico limited liability company, which operates a marketing-driven software solutions business. As of December 30, 2020, PDFSimpli was ranked in the top 4,339 websites globally, in which it was also ranked in the top 1,200 for specific countries with more than 9.5 million registrants globally. Since its launch, PDFSimpli has converted or edited over 9 terabytes of documents for customers from the legal, financial, real-estate and academic sectors. PDFSimpli had over 127,000 active subscriptions as of June 30, 2021.

Customers

Our customer base includes men and women seeking hair loss treatment and men’s health issues. In 2021, we expect to broaden this customer base to also include skincare and dermatology products for men and women. LifeMD is also preparing to offer administrative support to various professional entities that will provide a direct concierge medicine offering to patients under the LifeMD brand. No single customer accounted for more than 10% of net sales for the years ended December 31, 2020 and 2019.

Corporate Information

LifeMD, Inc. was formed in the State of Delaware on June 21, 1994, under its prior name, Immudyne, Inc. The Company changed its name to Conversion Labs, Inc. on June 15, 2018 and then subsequently, on February 18, 2021, it changed its name to LifeMD, Inc. Effective February 22, 2021, the trading symbol for the Company’s common stock, par value $0.01 per share on The Nasdaq Stock Market LLC changed from “CVLB” to “LFMD”.

On April 1, 2016, the original operating agreement of Immudyne PR LLC (“Immudyne PR”), a joint venture to market the Company’s skincare products, was amended and restated and the Company increased its ownership and voting interest in Immudyne PR to 78.2%. Concurrent with the name change of the parent company to Conversion Labs, Inc., Immudyne PR was renamed to Conversion Labs PR LLC. On April 25, 2019, the operating agreement of Conversion Labs PR was amended and restated in its entirety to increase the Company’s ownership and voting interest in Conversion Labs PR to 100%. On February 22, 2021, concurrent with the name of the parent company to LifeMD, Inc., Conversion Labs PR LLC was renamed to LifeMD PR, LLC.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants, either individually or in units, with a total value of up to $150,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

3

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities that may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, capital expenditures, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

4

PLAN OF DISTRIBUTION

General Plan of Distribution

We may sell the securities from time to time pursuant to underwritten public offerings, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) to or through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to the prevailing market prices; or

●	negotiated prices.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make re-sales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

5

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock and certain provisions of our certificate of incorporation, as amended, and bylaws are summaries and are qualified by reference to our certificate of incorporation, as amended, and our bylaws.

Our authorized capital stock consists of 100,000,000 shares of common stock, all with a par value of $0.01 per share and 5,000,000 shares of preferred stock, all with a par value of $0.0001 per share.

As of June 8, 2021, we had 324 holders of record of our common stock, which excludes stockholders whose shares were held in nominee or street name by brokers. The actual number of common stockholders is greater than the number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of our common stock will have no preemptive or conversion rights or other subscription rights. There will be no redemption or sinking fund provisions applicable to our common stock.

As of June 3, 2021, we had 26,571,896 shares of our common stock outstanding.

Preferred Stock

Pursuant to the terms of our certificate of incorporation, our board of directors has the authority to issue preferred stock in one or more series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion right, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

On August 27, 2020, the board of directors established our Series B Preferred Stock that consists of 5,000 shares. The shares of Series B Preferred Stock have a stated value of $1,000 per share and are convertible into Common Stock at the election of the holder of the Series B Preferred Stock, at a price of $3.25 per share, subject to adjustment. Each holder of Series B Preferred Stock shall be entitled to receive, with respect to each share of Series B Preferred Stock then outstanding and held by such holder, dividends at the rate of thirteen percent (13%) per annum.

The issuance of shares of preferred stock may decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

As of June 3, 2021, there were 3,500 shares of preferred stock outstanding.

Stock Options

As of June 3, 2021, we had outstanding options to acquire 3,570,400 shares of our common stock, having a weighted-average exercise price of $5.84 per share.

Warrants

As of June 3, 2021, we had outstanding warrants to purchase an aggregate of 3,984,866 shares of our common stock, having a weighted-average exercise price of $5.38 per share.

6

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

The following is a summary of certain provisions of Delaware law, our Certificate of Incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our Certificate of Incorporation and bylaws.

Effect of Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, subject to certain exceptions.

Section 203 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Our Charter Documents. Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock. One of the effects of the existence of authorized but unissued common stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Cumulative Voting. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Special Meeting of Stockholders and Stockholder Action by Written Consent. A special meeting of stockholders may only be called by our president, chief executive officer, chairman of the board of directors, board of directors or such officers or other persons as our board may designate at any time and for any purpose or purposes as shall be stated in the notice of the meeting. A special meeting of stockholders may also be called by the chairman of the board of directors upon written notice of demand by the president of the Company or the holder(s) of at least 25% of the outstanding voting shares of the Company.

7

Indemnification of Officers and Directors. The Company shall indemnify its officers and directors under the circumstances and to the full extent permitted by law. A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL for unlawful payment of dividends or improper redemption of stock, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL, as amended. Any repeal or modification of this paragraph by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

Stock Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “LFMD.”

8

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture will provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture will limit the amount of debt securities that may be issued thereunder, and each indenture will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;

●	the aggregate principal amount and any limit on the amount that may be issued;

●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

●	the maturity date and the date or dates on which principal will be payable;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place or places where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

9

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

10

DESCRIPTION OF WARRANTS

General

We may issue warrants to our stockholders to purchase shares of our common stock, preferred stock and/or debt securities. We may offer warrants separately or together with one or more additional warrants, debt securities, common stock, or preferred stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the certificates relating to the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrant to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrant, warrant agreement or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you decide whether to purchase any of our warrants.

We will provide in a prospectus supplement the following terms of the warrants being issued:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

11

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date provided in the applicable prospectus supplement.

Holders may exercise warrants as described in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the warrants. If less than all of the warrants issued in any offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Warrant Agent

The warrant agent for any warrants we offer will be set forth in the applicable prospectus supplement.

12

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities or warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Debt Securities,” and “Description of Warrants” will apply to each unit, as applicable, and to any common stock, debt security, or warrant included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

13

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

LEGAL MATTERS

Dorsey & Whitney LLP, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

Friedman LLP, an independent registered public accounting firm, has audited our consolidated balance sheets as of December 31, 2020, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the fiscal years ended December 31, 2020, which report is incorporated by reference in this prospectus. We have incorporated by reference our financial statements in this prospectus and in this registration statement in reliance on the report of Friedman LLP given on their authority as experts in accounting and auditing.

BF Borgers CPA PC, an independent registered public accounting firm, has audited our consolidated balance sheets as of December 31, 2019, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the fiscal years ended December 31, 2019, which report is incorporated by reference in this prospectus. We have incorporated by reference our financial statements in this prospectus and in this registration statement in reliance on the report of BF Borgers CPA PC given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information that is included in the registration statement of which this prospectus forms a part and its exhibits. Since this prospectus may not contain all of the information that you may find important, we urge you to review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, please read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, information statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we provide free access to these materials through our website, www.lifemd.com, as soon as reasonably practicable after they are filed with or furnished to the SEC.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 30, 2021;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 filed with the SEC on May 14, 2021;

●	our definitive proxy statement filed with the SEC on May 12, 2021;

14

●	our Current Reports on Form 8-K filed on January 11, 2021, January 14, 2021 (two filings), January 26, 2021, January 28, 2021, February 4, 2021, February 10, 2021, February 12, 2021, February 22, 2021, February 26, 2021, April 6, 2021, April 15, 2021, April 16, 2021, May 19, 2021, June 1, 2021, June 3, 2021, June 16, 2021 and June 21, 2021; and

●	the description of the Company’s Common Stock contained in the Company’ Registration Statement on Form 8-A (File No. 001-39785) filed on December 9, 2020, including any amendment or report filed for the purpose of updating such description.

In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed.

Pursuant to Rule 412 under the Securities Act, any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus:

LifeMD, Inc.

800 Third Avenue, Suite 2800

New York, NY 10022

(855) 743-6478

15

3,333,334 Shares

LIFEMD, INC.

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

B. Riley Securities

September 28, 2021